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                                                                    EXHIBIT 5.1

               [Berkowitz, Lefkovits, Isom & Kushner Letterhead]

                                 June 22, 1999

Southwind Development Company, L.L.C.
26032 Highway 182 East
Orange Beach, Alabama 36561


RE:      Registration Statement on Form S-11
         Registration Number 333-74447

Ladies and Gentlemen:

         As legal counsel to Southwind Development Company, L.L.C., an Alabama limited liability company (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-11, Registration Number 333-74447, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 83 Extended-Stay Hotel Investment Units (condominiums coupled with a mandatory rental pool) (the "Units") to be sold by you as described in the Registration Statement. The facts, as we understand them, are set forth in the Registration Statement.

         With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

         A. The Articles of Organization of the Company, as filed with the Mobile County Probate Court on April 9, 1998;

         B. The Operating Agreement of the Company, as amended through the date hereof;

         C.       The Registration Statement, including the exhibits thereto;
                  and

         D. The Resolutions of the Manager of the Company relating to the approval of the filing of the Registration Statement and the transactions in connection therewith;

         We have assumed (i) the genuineness and authenticity of all documents examined by us and all signatures thereon and the conformity to originals of all copies of all documents examined by us; (ii) the Purchase Contracts and Hotel Operating and Rental Pool Agreement will constitute a legal, valid and binding obligation of the parties to such agreements other than the Company (such other parties referred to as the "Other Parties") under the laws of all applicable jurisdictions; (iii) the Other Parties have obtained all necessary consents, authorizations, approvals, permits or certificates (governmental and otherwise) that are required as a condition to the execution and delivery of the Purchase Contracts and Hotel Operating and Rental Pool Agreement by the Other Parties and to the performance of, and carrying out by, the other parties and transactions contemplated thereby; (iv) the Other Parties will act in a commercially


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reasonable manner in enforcing their rights under the Purchase Contracts and the Hotel Operating and Rental Pool Agreement; and (v) the Purchase Contracts and the Hotel Operating and Rental Pool Agreement accurately describe and contain the mutual understanding of the parties thereto and there are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, the terms of the Purchase Contracts or the Hotel Operating and Rental Pool Agreement.

         In rendering this opinion, we have relied upon (a) the representations and warranties of the Company as set forth in the Purchase Contract and Hotel Operating and Rental Pool Agreement as to certain factual matters, all of which representations and warranties we have assumed to be true and correct in all respects as of the date hereof; and (b) the various representations and warranties by Other Parties as to factual matters contained in the Purchase Contract and the Hotel Operating and Rental Pool Agreement.

         Based upon and subject to the foregoing, and to the further limitations and qualifications set forth below, and assuming; (i) the due authorization, execution and delivery by the Other Parties thereto of the Purchase Contracts and the Hotel Operating and Rental Pool Agreement, (ii) the due acceptance of the Company of a Purchase Contract from each of the purchasers, and (iii) the payment by each purchaser to the Company of the full consideration due from it for the Unit(s) acquired by it, it is our opinion that:

         1. The Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.
         2. The Hotel Operating and Rental Pool Agreement will constitute a legal, valid, and binding obligation of the Company.


         3. The Units to be sold in accordance with the transactions contemplated by the Purchase Contracts and Hotel Operating and Rental Pool Agreement will be validly issued, duly authorized and fully paid.
         4. The Company has taken all actions required to be taken by it to authorize the issuance and sale of the Units.


         The enforceability of the Purchase Contracts may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) general principles of equity, including the principle of the remedy of specific performance and injunctive and other forms of equitable relief that may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                  Please be advised that we are members of the State Bar of Alabama, and our opinion is limited to the legality of matters under the laws of the State of Alabama. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.



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         We hereby expressly consent to any reference to our firm in the
Registration Statement and the inclusion of this Opinion as an exhibit to the Registration Statement.


                                     BERKOWITZ, LEFKOVITS, ISOM & KUSHNER
                                     A Professional Corporation



                                     By: /s/ B. G. Minisman, Jr.
                                        ---------------------------------
                                        B. G. Minisman, Jr.